                                                                    EXHIBIT 1.1





                                  $ 10,500,000

                               NBN CAPITAL TRUST

                               NORTHEAST BANCORP


                          _____% Preferred Securities
                (Liquidation Amount $10 per Preferred Security)


                             UNDERWRITING AGREEMENT
                             ----------------------


                                                             ____________, 1999

ADVEST, INC.
One Rockefeller Plaza, 20th Floor
New York, New York 10020

Ladies and Gentlemen:

         NBN Capital Trust (the "Trust"), a statutory business trust organized under the Business Trust Act (the "Delaware Act") of the State of Delaware (Chapter 38, Title 12, of the Delaware Code, 12 Del. C. Section 3801 et seq.), and Northeast Bancorp, a Maine corporation (the "Company"), as depositor of the Trust and as guarantor, hereby confirm their agreement with you, as the underwriter ("Underwriter"), as follows:

         1. INTRODUCTION. Upon the terms and conditions set forth in this Underwriting Agreement (this "Agreement"), the Trust agrees to, and the Company agrees to cause the Trust to, issue and sell to the Underwriter, an aggregate liquidation amount of $10,500,000 (the "Firm Securities") of the Trust's ____% preferred securities (the "Preferred Securities") . The Trust also proposes to, and the Company also proposes to cause the Trust to, issue and sell to the Underwriter, at the Underwriter's option, up to an additional $1,575,000 aggregate liquidation amount of Preferred Securities (the "Option Securities") as set forth herein. The term "Preferred Securities" as used herein, unless indicated otherwise, shall mean the Firm Securities and the Option Securities.

         The Preferred Securities and the Common Securities (as defined herein) are to be issued pursuant to the terms of an Amended and Restated Trust Agreement to be dated as of ____________, 1999 (the "Trust Agreement"), among the Company, as depositor, and, together with the Trust, the "Offerors," and Bankers Trust Company ("Trust Company"), a New York banking corporation, as property trustee ("Property Trustee") and Bankers Trust (Delaware) ("Trust Delaware"), a Delaware






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banking corporation, as Delaware trustee ("Delaware Trustee"), the administrators as named therein and the holders from time to time of undivided beneficial interests in the assets of the Trust. The Preferred Securities will be guaranteed by the Company on a subordinated basis and subject to certain limitations with respect to distributions and payments upon liquidation, redemption or otherwise (the "Guarantee") pursuant to the Guarantee Agreement to be dated as of ___________, 1999 (the "Guarantee Agreement"), between the Company and the Trust Company, as Trustee (the "Guarantee Trustee"). The assets of the Trust will consist of ____% junior subordinated deferrable interest debentures of the Company due ___________ 2029 (the "Subordinated Debentures"), which will be issued under a Junior Subordinated Indenture to be dated as of __________, 1999 (the "Indenture"), between the Company and the Trust Company, as Trustee (the "Indenture Trustee"). Under certain circumstances, the Subordinated Debentures will be distributable to the holders of undivided beneficial interests in the assets of the Trust. The entire proceeds from the sale of the Preferred Securities will be combined with the entire proceeds from the sale by the Trust to the Company of the Trust's common securities (the "Common Securities"), and will be used by the Trust to purchase an equivalent amount of the Subordinated Debentures.

         2. REPRESENTATIONS AND WARRANTIES. Each of the Offerors represents and warrants to, and agrees with, the Underwriter as follows:

         (a) The Offerors meet the requirements for the use of Form S-2 under the Securities Act. The Offerors have filed with the Securities and Exchange Commission (the "Commission") a registration statement on Form S-2
(Nos. 333-____ and 333-____ 01) and a related preliminary prospectus for the registration of the Preferred Securities, the Guarantee and the Subordinated Debentures under the Securities Act of 1933, as amended (the "Securities Act"), and the rules and regulations thereunder (the "Securities Act Regulations"). The Offerors have prepared and filed such amendments thereto, if any, and such amended preliminary prospectuses, if any, as may have been required to the date hereof, and will file such additional amendments thereto and such amended prospectuses as may hereafter be required. The registration statement has been declared effective under the Securities Act by the Commission. The registration statement as amended at the time it became effective (including the prospectus and all information deemed to be a part of the registration statement at the time it became effective pursuant to Rule 430A(b) of the Securities Act Regulations) is hereinafter called the "Registration Statement," except that, if the Company files a post-effective amendment to such registration statement which becomes effective prior to the Closing Date (as defined below), "Registration Statement" shall refer to such registration statement as so amended. Each prospectus included in the registration statement, or amendments thereof, before it became effective under the Securities Act and any prospectus filed with the Commission by the Company with the consent of the Underwriter pursuant to Rule 424(a) of the Securities Act Regulations (including the documents incorporated by reference therein) is hereinafter called the "Preliminary Prospectus." The term "Prospectus" means the final prospectus (including the documents incorporated by reference therein, if any), as first filed with the Commission pursuant to paragraph (1) or (4) of Rule 424(b) of the Securities Act Regulations. The Commission has not issued any order preventing or suspending the use of any Preliminary Prospectus.





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

         (b) The Company is duly incorporated and validly existing as a corporation in good standing under the laws of the State of Maine with full power and authority (corporate and other) to own, lease, and operate its properties and conduct its business as described in the Prospectus (as defined in Section 2(a) of this Agreement); the Company is a unitary savings and loan holding company regulated by the Office of Thrift Supervision under the Home Owners Loan Act; the Company has no subsidiaries except those described in the Registration Statement (each a "Subsidiary"); the Company owns, directly or indirectly, beneficially and of record all of the outstanding capital stock of each Subsidiary free and clear of any claim, lien, encumbrance or security interest, except as described in the Prospectus. The Company and each of its Subsidiaries is duly qualified to do business and is in good standing as a foreign corporation in each jurisdiction in which any of them own or lease properties, has an office, or in which the business conducted by any of them make such qualification necessary, except where the failure to so qualify would not have a material adverse effect on the condition (financial or otherwise), business, assets, properties, results of operations, or net worth of the Company and its Subsidiaries taken as a whole ("Material Adverse Effect"); and no proceeding has been instituted in any jurisdiction revoking, limiting or curtailing, or seeking to revoke, limit or curtail, such power and authority or qualification.

         (c) The Preferred Securities have been duly and validly authorized for issuance and sale to the Underwriter pursuant to this Agreement and, when executed and authenticated in accordance with the terms of the Trust Agreement and delivered to the Underwriter against payment of the consideration set forth herein, will constitute valid and legally binding obligations of the Trust enforceable in accordance with their terms and entitled to the benefits provided by the Trust Agreement (except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, receivership, readjustment of debt, moratorium, fraudulent conveyance or similar laws relating to or affecting creditors' rights generally or general equity principles (whether considered in a proceeding in equity or at law)). The Trust Agreement has been duly authorized and, when duly executed by the Trust and delivered by the Trust, will have been duly executed and delivered by the Trust and, assuming due authorization and execution of the Trust Agreement by each other party thereto, will constitute the valid and legally binding instrument of the Trust, enforceable in accordance with its terms (except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, receivership, readjustment of debt, moratorium, fraudulent conveyance or similar laws relating to or affecting creditors' rights generally or general equity principles (whether considered in a proceeding in equity or at law)). The Subordinated Debentures have been duly and validly authorized for delivery by the Company and, when duly authenticated in accordance with the terms of the Indenture and delivered to the Trust against payment of the consideration set forth herein, will constitute valid and legally binding obligations of the Company enforceable against the Company in accordance with their terms (except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, receivership, readjustment of debt, moratorium, fraudulent conveyance or similar laws relating to or affecting creditors' rights generally or general equity principles (whether considered in a proceeding in equity or at law)) and entitled to the benefits provided by the Indenture. The Indenture has been duly authorized and, when duly executed by the Company and delivered by the Company, will have been duly executed and delivered by the Company and, assuming due authorization and execution of the Indenture by each



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
other party thereto, will constitute the valid and legally binding instrument of the Company, enforceable in accordance with its terms (except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, receivership, readjustment of debt, moratorium, fraudulent conveyance or similar laws relating to or affecting creditors' rights generally or general equity principles (whether considered in a proceeding in equity or at law)). The Guarantee Agreement has been duly authorized and, when duly executed by the Company and delivered by the Company, will have been duly executed and delivered by the Company and, assuming due authorization and execution of the Guarantee by each other party thereto, will constitute the valid and legally binding instrument of the Company, enforceable in accordance with its terms (except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, receivership, readjustment of debt, moratorium, fraudulent conveyance or similar laws relating to or affecting creditors' rights generally or general equity principles (whether considered in a proceeding in equity or at law)). The Trust Agreement, the Guarantee Agreement, and the Indenture have been duly qualified under the Trust Indenture Act; and the Preferred Securities, the Common Securities, the Trust Agreement, the Guarantee Agreement, the Subordinated Debentures and the Indenture conform in all material respects to the descriptions thereof contained in the Registration Statement and the Prospectus.

         (d) Neither the Trust nor the Company or any Subsidiary, is, or with the giving of notice or lapse of time or both will be, in violation or breach of, or in default under, nor will the execution or delivery of, or the performance and consummation of the transactions contemplated by this Agreement (including the offer, sale, or delivery of the Preferred Securities), conflict with, or result in a violation or breach of, or constitute a default under, any provision of the organizational documents of the Trust or the Articles of Incorporation (as amended or restated), Bylaws (as amended or restated) of the Company, or other governing documents of the Trust, the Company or any Subsidiary, or of any provision of any material agreement, contract, mortgage, deed of trust, lease, loan agreement, indenture, note, bond, or other evidence of indebtedness, or other material agreement or instrument to which the Trust, the Company or any Subsidiary is a party or by which any of them is bound or to which any of their properties is subject, nor will the performance by the Offerors of their obligations hereunder violate any rule, regulation, order, or decree, applicable to the Trust, the Company or any Subsidiary of any court or any regulatory body, administrative agency, or other governmental body having jurisdiction over the Trust, the Company or any Subsidiary or any of their respective properties, or any order of any court or governmental agency or authority entered in any proceeding to which the Trust, the Company or any Subsidiary was or is now a party or by which it is bound, except, with respect to any of the foregoing, as described in the Prospectus or which are not reasonably likely to have a Material Adverse Effect. No consent, approval, filing, authorization, registration, qualification, or order, including with or by any bank regulatory agency, is required for the execution, delivery, and performance of this Agreement or the consummation of the transactions contemplated by this Agreement, other than such that have been obtained or made, except as described in the Prospectus and except for compliance with the Securities Act, the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and the Blue Sky Laws applicable to the public offering of the Preferred Securities by the Underwriter, the clearance of such offering and the underwriting arrangements evidenced hereby with the National Association of Securities Dealers, Inc. ("NASD"), and the listing of the Preferred Securities on the American Stock






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

Exchange ("AMEX"). This Agreement has been duly authorized, executed and delivered by the Company and the Trust and constitutes a valid and binding obligation of the Company and the Trust and is enforceable against the Company and the Trust in accordance with its terms (except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, readjustment of debt, moratorium, fraudulent conveyance or similar laws relating to or affecting creditors' rights generally or general equity principles (whether considered in a proceeding in equity or at law) and except as the enforceability of rights to indemnity and contribution under this Agreement may be limited by applicable securities laws or public policy underlying such laws).

         (e) The Commission has not issued any order preventing or suspending the use of any Preliminary Prospectus, and each Preliminary Prospectus complies in all material respects with the requirements of the Securities Act and the Securities Act Regulations. As of the effective date of the Registration Statement, and at all times subsequent thereto up to the Closing Date or any Option Closing Date (as defined below), the Registration Statement and the Prospectus, and any amendments or supplements thereto, contained or will contain all material statements that are required to be stated therein in accordance with the Securities Act and the Securities Act Regulations and conformed or will conform in all material respects to the requirements of the Securities Act and the Securities Act Regulations, and neither the Registration Statement nor the Prospectus, nor any amendment or supplement thereto included or will include any untrue statement of a material fact or omitted or will omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; provided, however, that no representation or warranty is made as to information contained in or omitted from the Registration Statement, the Prospectus or any amendment or supplement in reliance upon and in conformity with written information furnished to the Company and the Trust by or on behalf of the Underwriter.

         (f) Baker, Newman & Noyes, Limited Liability Company, which has audited, reviewed, and expressed its opinion with respect to certain of the financial statements and schedules filed with the Commission as a part of the Registration Statement and included or to be included, as the case may be, in the Prospectus and in the Registration Statement, and whose report is included in the Prospectus and the Registration Statement, are independent accountants as required by the Securities Act and the Securities Act Regulations.

         (g) The financial statements and schedules and the related notes thereto included or to be included, as the case may be, in the Registration Statement, the Preliminary Prospectus, and the Prospectus present fairly the financial position of the entities purported to be shown thereby as of the respective dates of such financial statements and schedules, and the results of operations and changes in equity and in cash flows of the entities purported to be shown thereby for the respective periods covered thereby, all in conformity with generally accepted accounting principles consistently applied throughout the periods involved, except as may be disclosed in the Prospectus. All adjustments necessary for a fair presentation of the results of such periods have been made. The Company had an outstanding capitalization as set forth under "Capitalization" in the Prospectus as of the date indicated therein and there has been no material change therein since such date except as disclosed in the Prospectus. The financial, operating, and statistical information set forth in the






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Prospectus under captions "Prospectus Summary," "Selected Consolidated
Financial Information," "Use of Proceeds," and "Capitalization" are fairly presented and prepared on a basis consistent with the audited financial statements of the Company.

         (h) There is no litigation or, to the knowledge of the Trust or the Company, any governmental proceeding, action, or investigation pending or threatened, to which the Trust, the Company or any Subsidiary is or may be a party or to which property owned or leased by the Company or any Subsidiary is or may be subject, or related to environmental or discrimination matters, which is required to be disclosed in the Registration Statement or the Prospectus by the Securities Act or the Securities Act Regulations and is not so disclosed, or which questions the validity of this Agreement or any action taken or to be taken pursuant hereto.

         (i) Either the Company or a Subsidiary, as the case may be, has good and marketable title in fee simple to all items of real property and good and marketable title to all the personal properties and assets reflected as owned by the Company or a Subsidiary in the Prospectus (or elsewhere in the Registration Statement), in each case clear of all liens, mortgages, pledges, charges, or encumbrances of any kind or nature except those, if any, reflected in the financial statements described above (or elsewhere in the Registration Statement) or which are not material to the Company and its Subsidiaries taken as a whole; all properties held or used by the Company or a Subsidiary under leases, licenses, franchises or other agreements are held by them under valid, existing, binding, and enforceable leases, franchises, licenses, or other agreements with respect to which it is not in default, except where the failure to do so, or such default, is not reasonably likely to have a Material Adverse Effect.

         (j) Neither the Trust nor the Company or any Subsidiary has taken or will take, directly or indirectly, any action designed to cause or result in, or which has constituted or which might reasonably be expected to constitute, stabilization or manipulation, under the Exchange Act or otherwise, of the price of the Preferred Securities.

         (k) Except as reflected in or contemplated by the Registration Statement, since the respective dates as of which information is given in the Registration Statement and prior to the Closing Date and Option Closing Date (as such terms are hereinafter defined):

              (i) neither the Company nor any Subsidiary has or will have incurred any material liabilities or obligations, direct or contingent, or entered into any material transaction not in the ordinary course of business without the prior consent of the Underwriter;

              (ii) neither the Company nor any Subsidiary has or will have paid or declared any dividend or other distribution with respect to its capital stock (other than the payment of regular quarterly dividends by the Company to its stockholders consistent with past practices) and neither the Company nor any Subsidiary has or will be delinquent in the payment of principal or interest on any material outstanding debt obligations; and





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

              (iii) there has not been and will not be any material change in the capital stock or any material change in the indebtedness of the Company or any Subsidiary (except as may result from the closing of the transactions contemplated by this Agreement or as described in the Prospectus), or any adverse change in the condition (financial or otherwise), or any development involving a prospective adverse change in their respective businesses (resulting from litigation or otherwise), properties, condition (financial or otherwise), net worth, or results of operations which is reasonably likely to have a Material Adverse Effect.

         (l) There is no contract or other document, transaction, or relationship required to be described in the Registration Statement, or to be filed as an exhibit to the Registration Statement, by the Securities Act or by the Securities Act Regulations that has not been described or filed as required.

         (m) All documents delivered or to be delivered by the Offerors or any of their representatives in connection with the issuance and sale of the Preferred Securities were on the dates on which they were delivered, or will be on the dates on which they are to be delivered, true, complete, and correct in all material respects.

         (n) The Company and each Subsidiary have filed all necessary federal and all state and foreign income and franchise tax returns and paid all taxes shown as due thereon; and no tax deficiency has been asserted or threatened against the Company or any Subsidiary that would have a Material Adverse Effect, except as described in the Prospectus.

         (o) Neither the Trust nor the Company or any Subsidiary has, directly or indirectly, at any time:

              (i) made any unlawful contribution to any candidate for political office, or failed to disclose any contribution in violation of law; or

              (ii) made any payment to any federal, state, local, or foreign government officer or official, or other person charged with similar public or quasi-public duties, other than payments required or permitted by the laws of the United States or any jurisdiction thereof or applicable foreign jurisdictions.

         (p) The Company or a Subsidiary owns or possesses adequate rights to use all material patents, patent applications, trademarks, service marks, trade names, trademark registrations, servicemark registrations, copyrights, and licenses necessary for the conduct of the business of the Company and the Subsidiaries or ownership of their respective properties, and neither the Company nor any Subsidiary has received notice of conflict with the asserted rights of others in respect thereof which has not been resolved.

         (q) The Company and each Subsidiary have in place and effective such policies of insurance, with limits of liability in such amounts, as are normal and prudent in the ordinary scope






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

of business similar to that of the Company and such Subsidiary in the respective jurisdiction in which they conduct business.

         (r) The Company and each Subsidiary have and hold, and at the Closing Date or Option Closing Date will have and hold, and are operating in substantial compliance with, and have fulfilled and performed all of their material obligations with respect to, all permits, certificates, franchises, grants, easements, consents, licenses, approvals, charters, registrations, authorizations, and orders (collectively, "Permits") required under all laws, rules, and regulations in connection with their respective businesses, and all of such Permits are in full force and effect except any such Permits the absence of which is not likely to have a Material Adverse Effect; and there is no pending proceeding, and neither the Company nor any Subsidiary has received notice of any threatened proceeding, relating to the revocation or modification of any such Permits. Neither the Company nor any Subsidiary is (by virtue of any action, omission to act, contract to which it is a party or by which it is bound, or any occurrence or state of facts whatsoever) in violation of any applicable federal, state, municipal, or local statutes, laws, ordinances, rules, regulations and/or orders issued pursuant to foreign, federal, state, municipal, or local statutes, laws, ordinances, rules, or regulations (including those relating to any aspect of banking, bank holding companies, environmental protection, occupational safety and health, and equal employment practices) heretofore or currently in effect, except such violation that has been fully cured or satisfied without recourse or that is not reasonably likely to have a Material Adverse Effect.

         (s) The provisions of any employee pension benefit plan ("Pension Plan") as defined in Section 3(2) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), in which the Company or any Subsidiary is a participating employer are in substantial compliance with ERISA, and neither the Company nor any Subsidiary is in violation of ERISA. The Company, each Subsidiary, or the plan sponsor thereof, as the case may be, has duly and timely filed the reports required to be filed by ERISA in connection with the maintenance of any Pension Plans in which the Company or any Subsidiary is a participating employer, and no facts, including any "reportable event" as defined by ERISA and the regulations thereunder, exist in connection with any Pension Plan in which the Company or any Subsidiary is a participating employer which might constitute grounds for the termination of such plan by the Pension Benefit Guaranty Corporation or for the appointment by the appropriate U.S. District Court of a trustee to administer any such plan. The provisions of any employee benefit welfare plan, as defined in Section 3(1) of ERISA, in which the Company or any Subsidiary is a participating employer, are in substantial compliance with ERISA, and the Company, any Subsidiary, or the plan sponsor thereof, as the case may be, has duly and timely filed the reports required to be filed by ERISA in connection with the maintenance of any such plans.

         (t) Neither the Company nor the Trust is an open-end investment company, unit investment trust or face-amount certificate company that is, or is required to be, registered under Section 8 of the Investment Company Act of 1940, as amended, or subject to regulation under such Act.





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

         (u) Northeast Bank, F.S.B. holds deposits that are insured by the Federal Deposit Insurance Corporation ("FDIC") up to the legal limits.

         (v) Neither this Agreement nor any certificate delivered or to be delivered by the Offerors or any Subsidiary, to the extent appropriate contains or will contain any untrue statement of a material fact or omits or will omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading.

         Any certificate signed by any director or officer of the Company or the Trust, as the case may be, and delivered to the Underwriter or to counsel for the Underwriter shall be deemed a representation and warranty of the Company or the Trust, as the case may be, to the Underwriter as to the matters covered thereby as of the date thereof.

         Any certificate delivered by the Company or the Trust, as the case may be, to their respective counsel for purposes of enabling such counsel to render an opinion pursuant to Section 8 will also be furnished to the Underwriter and counsel for the Underwriter and shall be deemed to be additional representations and warranties to the Underwriter by the Company and the Trust as to the matters covered thereby as of the date thereof.

         3. PURCHASE, SALE AND DELIVERY TO UNDERWRITER; CLOSING. On the basis of the representations and warranties herein contained and subject to the terms and conditions herein set forth, the Trust and the Company, as the case may be, agree that the Trust will issue and sell to the Underwriter, and the Underwriter agrees to purchase from the Trust the Firm Securities at a purchase price of $10.00 per Firm Security.

         Payment of the purchase price for, and delivery of, the Firm Securities shall be made at the offices of Tyler Cooper & Alcorn, LLP, City Place, Hartford, Connecticut, or at such other place as shall be agreed upon by the Underwriter, the Trust and the Company, at 9:00 A.M. local time on the fourth business day following the date of this Agreement, or such other time not later than ten (10) business days after such date as shall be agreed upon by the Underwriter, the Trust and the Company (such time and date of payment and delivery being herein called the "Closing Date").

         As compensation (the "Underwriting Commission") for the commitments of the Underwriter contained in this Section 3, the Company hereby agrees to pay to the Underwriter an amount equal to ____% of the public offering price of the Preferred Securities. Such payment will be made on the Closing Date with respect to the Firm Securities and on the Option Closing Date (as defined below) with respect to the Option Securities.

         Payment for the Firm Securities shall be made to the Trust by wire transfer of immediately available funds, against delivery to the Underwriter of the Firm Securities to be purchased by it. The Firm Securities shall be issued in the form of one or more fully registered global securities (the "Global Securities") in book-entry form in such denominations and registered in the name of the nominee of The Depository Trust Company (the "DTC") or in such names as the Underwriter may






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request in writing at least two (2) business days before the Closing Date. The
Global Securities representing the Firm Securities shall be made available for examination by the Underwriter and counsel to the Underwriter not later than 9:30 A.M. Eastern Time on the last business day prior to the Closing Date.

         In addition, on the basis of the representations, warranties, and agreements contained herein, but subject to the terms and conditions set forth herein, the Trust hereby grants to the Underwriter an option to purchase from the Trust the Option Securities at the same purchase price per Preferred Security to be paid for the Firm Securities, for use solely in covering any over-allotments made by the Underwriter in the sale and distribution of the Firm Securities. The option granted hereunder may be exercised at any time (but not more than once) within thirty (30) days after the date of this Agreement, upon notice by the Underwriter to the Trust which sets forth the aggregate liquidation amount of Option Securities as to which the Underwriter is exercising the option, and the time and place at which the certificate representing the Option Securities will be delivered. Such time of delivery may not be earlier than the Closing Date and herein is called the "Option Closing Date." The Option Closing Date shall be determined by the Underwriter, but if at any time other than the Closing Date, shall not be earlier than three (3) nor later than five (5) full business days after delivery of such notice to exercise. Certificates for the Option Securities will be made available for inspection at least 24 hours prior to the Option Closing Date at the offices of the DTC, or its designated custodian, or at such other location as specified by the Underwriter. The manner of payment for a delivery of the Option Securities shall be the same as for the Firm Securities as specified in this Section 3.

         4. REPRESENTATIONS AND WARRANTIES OF THE UNDERWRITER. The Underwriter represents and warrants to the Company that the information set forth in the third and ninth paragraphs of the section in the Prospectus entitled "Underwriting" was the only written information furnished to the Company by and on behalf of the Underwriter expressly for use in connection with the preparation of the Registration Statement, and is correct and complete in all material respects and does not include any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading.

         5. OFFERING BY THE UNDERWRITER. The Trust and the Company are advised by the Underwriter that the Underwriter proposes to make a public offering of the Preferred Securities, on the terms and conditions set forth in the Registration Statement from time to time as and when the Underwriter deems advisable after the Registration Statement becomes effective. Because the NASD is expected to view the Preferred Securities as interests in a direct participation program, the offering of the Preferred Securities is being made in compliance with the applicable provisions of Rule 2810 of the NASD's Conduct Rules.

         6. AGREEMENTS OF THE OFFERORS. Each of the Offerors covenants and agrees with the Underwriter that:





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             (a)  If any information shall have been omitted from the
Registration Statement in reliance upon Rule 430A, the Company, at the earliest possible time, will furnish the Underwriter with a copy of the Prospectus to be filed by the Offerors with the Commission to comply with Rule 424(b) and Rule 430A under the Securities Act, and will file such Prospectus with the Commission in compliance with such Rules. Upon compliance with such Rules, the Company will so advise the Underwriter promptly. The Company will advise the Underwriter and counsel to the Underwriter promptly of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or of the institution of any proceedings for that purpose, or of any notification received by the Company of the suspension of qualification of the Preferred Securities for sale in any jurisdiction or the initiation or threatening of any proceedings for that purpose, or of any notification received by the Company of the suspension of qualification of the Preferred Securities for sale in any jurisdiction or the initiation or threatening of any proceedings for that purpose. The Company also will advise the Underwriter and counsel to the Underwriter promptly of any request of the Commission for amendment or supplement of the Registration Statement, of any Preliminary Prospectus, or of the Prospectus, or for additional information, and the Offerors will not file any amendment or supplement to the Registration Statement (either before or after it becomes effective), to any Preliminary Prospectus, or to the Prospectus (including a prospectus filed pursuant to Rule 424(b)) if the Underwriter has not been furnished with a copy prior to such filing or if the Underwriter reasonably objects to such filing.

             (b) For the period during which a Prospectus relating to the Preferred Securities is required to be delivered under the Securities Act, the Offerors shall comply with all requirements imposed on them by the Securities Act, as now and hereafter amended, and by the Securities Act Regulations, as from time to time in force, so far as is necessary to permit the continuance of sales or dealings in the Preferred Securities as contemplated by the provisions hereof and the Prospectus. If any event occurs as a result of which the Prospectus, including any subsequent amendment or supplement, would include an untrue statement of a material fact, or would omit to state any material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, or if it becomes necessary at any time to amend the Prospectus, including any amendment or supplement thereto, to comply with the Securities Act, the Company promptly will advise the Underwriter and counsel to the Underwriter thereof and the Offerors will promptly prepare and file with the Commission an amendment or supplement that will correct such statement or omission or an amendment that will effect such compliance; and, if the Underwriter is required to deliver a prospectus nine (9) months or more after the effective date of the Registration Statement, the Company, upon request of the Underwriter but at the expense of the Underwriter, will prepare promptly such prospectus or prospectuses as may be necessary to permit compliance with the requirements of Section 10(a) (3) of the Securities Act.

             (c) The Offerors will not, prior to the Option Closing Date or thirty (30) days after the date of this Agreement, whichever occurs first, without the prior consent of the Underwriter, incur any material liability or obligation, direct or contingent, or enter into any material transaction, other than in the ordinary course of business, or any transaction with a related party which is required to be disclosed in the Prospectus pursuant to Item 404 of Regulation S-K under the Securities Act, except as disclosed in or as contemplated by the Prospectus.

             (d) The Company will make generally available to its security holders and the Underwriter an earnings statement of the Company as soon as practicable, but in no event later than fifteen (15) months after the end of the Company's current fiscal quarter, covering a period of twelve (12) consecutive calendar months beginning after the effective date of the Registration Statement, but beginning not later than four (4) months after such effective date, which will satisfy the provisions of the last subsection of
Section 11(a) of the Securities Act and Rule 158 promulgated thereunder.

             (e) During such period as a prospectus is required by law to be delivered in connection with sales by an underwriter or dealer, the Company will furnish to the Underwriter, at the expense of the Company, copies of the Registration Statement, the Prospectus, any Preliminary Prospectus, and all amendments and supplements to any such documents, in each case as soon as available and in such quantities as the Underwriter may reasonably request, for the purposes contemplated by the Securities Act.

             (f) The Offerors will use their reasonable best efforts to take or cause to be taken in cooperation with the Underwriter and counsel to the Underwriter all actions required in qualifying or registering the Preferred Securities for sale under the Blue Sky Laws of such jurisdictions as the Underwriter may reasonably designate, provided the Offerors shall not be required to qualify generally as foreign corporations or as a dealer in securities or to consent generally to the service of process under the law of any such state (except with respect to the offering and sale of the Preferred Securities), and will continue such qualifications or registrations in effect so long as reasonably requested by the Underwriter to effect the distribution of the Preferred Securities (including, without limitation, compliance with all undertakings given pursuant to such qualifications or registrations). In each jurisdiction where any of the Preferred Securities shall have been qualified as provided above, the Offerors will file such reports and statements as may be required to continue such qualification for a period of not less than one (1) year from the date of this Agreement.

             (g) The Company will furnish to holders of Preferred Securities annual reports containing financial statements audited by independent public accountants. During the period ending three (3) years after the date of this Agreement, (i) as soon as practicable after the end of the fiscal year, the Company will furnish to the Underwriter a copy of the annual report of the Company containing the audited consolidated balance sheet of the Company as of the close of such fiscal year and corresponding audited consolidated statements of earnings, stockholders' equity and cash flows for the year then ended, and
(ii) the Company will file promptly and will furnish to the Underwriter at or before the filing thereof copies of all reports and any definitive proxy or information statements required to be filed by the Company with the Commission pursuant to Section 13, 14, or 15 of the Exchange Act. During such three-year period the Company also will furnish to the Underwriter one copy of the following:

                  (i) as soon as practicable after the filing thereof, each other report, written statement, or other document filed by the Company with the Commission;

                  (ii) as soon as practicable after the filing thereof, all reports, statements, other documents and financial statements furnished by the Company to AMEX pursuant to requirements of or agreements with AMEX; and

                  (iii) as soon as available, each report, written statement, or other document of the Company mailed to its stockholders as a group and in such capacity as stockholders.

             (h) The Offerors will use their reasonable best efforts to satisfy or cause to be satisfied the conditions to the obligations of the Underwriter in Section 8 hereof.

             (i) The Offerors shall deliver the requisite notice of issuance to the AMEX and shall take all reasonable necessary or appropriate action within their power to maintain the authorization for trading of the Preferred Securities on the AMEX for a period of at least thirty-six (36) months after the date of this Agreement.

             (j) The Trust shall comply in all respects with the undertakings given by the Trust in connection with the qualification or registration of the Preferred Securities for offering and sale under the Blue Sky Laws.

             (k) The Trust shall apply the proceeds from its sale of the Preferred Securities, combined with the entire proceeds from the sale by the Trust to the Company of the Trust's Common Securities, to purchase an equivalent amount of Subordinated Debentures. All the proceeds to be received by the Company from the sale of the Subordinated Debentures will be used in the manner and for the purposes specified under the heading "Use of Proceeds" in the Prospectus. The Offerors shall file, and will furnish or cause to be furnished to the Underwriter and counsel to the Underwriter copies of all reports as may be required in accordance with Rule 463 under the Securities Act.

             (1) Except for the sale of Preferred Securities pursuant to this Agreement, neither the Company nor any Subsidiary shall, directly or indirectly, offer, sell, contract to sell, issue, distribute, grant any option, right, or warrant to purchase or otherwise dispose of any shares of the Preferred Securities or substantially similar securities of the Trust, in the open market or otherwise, for a period of one hundred eighty (180) days after the later of the effective date of the Registration Statement or the date of this Agreement, without the express prior written consent of the Underwriter.

         7.  PAYMENT OF EXPENSES AND FEES.

             (a) Whether or not the transactions contemplated hereunder are consummated, or if this Agreement is terminated for any reason, the Company will pay or cause to be paid the costs, fees, and expenses incurred in connection with the offering of the Preferred Securities as follows:

                  (i) All costs, fees, and expenses incurred in connection with the performance of the obligations of the Company and the Trust hereunder, including all fees and expenses of the Company's and the Trust's accountants and counsel, all costs and expenses incurred in connection with the preparation, printing, filing, and distribution (including delivery and shipping costs) of the Registration Statement, each Preliminary Prospectus, and the Prospectus (including all amendments and exhibits thereto and the financial statements therein), and agreements and supplements provided for herein, this Agreement and other underwriting documents, including various Underwriter's letters, and the Preliminary and Supplemental Blue Sky Memoranda;

                  (ii) All filing and registration fees and expenses, including the legal fees and disbursements of counsel, incurred in connection with qualifying or registering all or any part of the Preferred Securities, the Guarantee and the Subordinated Debentures for offer and sale under the Blue Sky Laws;

                  (iii) All fees and expenses of the Offerors' registrar and transfer agent; all transfer taxes, if any, and all other fees and expenses incurred in connection with the sale and delivery of the Preferred Securities to the Underwriter;

                  (iv) The filing fees of the NASD and applicable fees charged by AMEX for inclusion of the Preferred Securities for quotation on the AMEX; and

                  (v) All other costs and expenses incident to the performance of the obligations of the Company and the Trust hereunder which are not otherwise provided for in this Section 7 (a).

         8. CONDITIONS TO THE OBLIGATIONS OF THE UNDERWRITER. The obligations of the Underwriter under this Agreement shall be subject to the accuracy of the representations and warranties on the part of the Company and the Trust set forth herein as of the Closing Date, and if applicable, as of the Option Closing Date, as the case may be, to the accuracy of the statements of the Offerors' directors and officers, to the performance by the Company and the Trust of their obligations hereunder, and to the following additional conditions, except to the extent expressly waived in writing by the
Underwriter:

             (a) The Registration Statement and all post-effective amendments thereto shall have been declared effective by the Commission no later than 5:30 p.m. Eastern Time, on the date of this Agreement, or such later time as shall have been consented to by the Underwriter, but in any event not later than 5:30 p.m., Eastern Time, on the third full business day following the date hereof; if the Offerors omitted information from the Registration Statement at the time it became effective in reliance on Rule 430A under the Securities Act, the Prospectus shall have been filed with the

Commission in compliance with Rule 424(b) and Rule 430A under the Securities Act; no stop order suspending the effectiveness of the Registration Statement or any amendment or supplement thereto shall have been issued; to the knowledge of the Offerors or the Underwriter, no proceeding for the issuance of such an order shall have been initiated or shall be pending or threatened or contemplated by the Commission; and any request of the Commission for additional information (to be included in the Registration Statement or the Prospectus or otherwise) shall have been disclosed to the Underwriter and complied with to the Underwriter's satisfaction.

             (b) The Preferred Securities, the Guarantee and the Subordinated Debentures shall have been qualified or registered for sale, or subject to an available exemption from such qualification or registration, under the Blue Sky Laws of such jurisdictions as shall have been reasonably specified by the Underwriter and the offering contemplated by this Agreement shall have been cleared by the NASD.

             (c) Since the dates as of which information is given in the Registration Statement:

                  (i) There shall not have been any adverse change, or any development involving a prospective adverse change, in the ability of the Company or any Subsidiary to conduct their respective businesses (whether by reason of any court, legislative, or other governmental action, order, decree, or otherwise), or in the general affairs, condition (financial and otherwise), business, properties, management, financial position or earnings, results of operations, or net worth of the Company or any Subsidiary, whether or not arising from transactions in the ordinary course of business, except for those changes or developments which are not reasonably likely to have a Material Adverse Effect; and

                  (ii) Neither the Company nor any Subsidiary shall have sustained any loss or interference from any labor dispute, strike, fire, flood, windstorm, accident, or other calamity (whether or not insured) or from any court or governmental action, order, or decree that is reasonably likely to have a Material Adverse Effect;

which, in any such case described under Section 8 (c) (i) or (ii) above, is in the reasonable opinion of the Underwriter so material and adverse as to make it impracticable or inadvisable to proceed with the public offering or the delivery of the Preferred Securities on the terms and in the manner contemplated in the Registration Statement and the Prospectus.

         (d) There shall have been furnished to the Underwriter on the Closing Date and the Option Closing Date, except as otherwise expressly provided below:

                  (i) An opinion of Carlton, Fields, Ward, Emmanuel, Smith & Cutler, P.A., counsel to the Company, dated as of the Closing Date and any Option Closing Date, in form and substance substantially in the form attached hereto as Exhibit A;

                  (ii) An opinion, dated the Closing Date and the Option Closing Date, of White & Case, counsel to the Trust Company and Trust Delaware, substantially in the form attached hereto as Exhibit B;

                  (iii) An opinion, dated the Closing Date and the Option Closing Date, of Richards, Layton & Finger, P.A. , special Delaware counsel to the Company and the Trust, substantially to the effect and in the form attached hereto as Exhibit C;

                  (iv) An opinion, dated the Closing Date and the Option Closing Date, of Richards, Layton & Finger, P.A. substantially to the effect and in the form attached hereto as Exhibit D; and

                  (v) An opinion, dated the Closing Date and the Option Closing Date, of Tyler Cooper & Alcorn, LLP, counsel to the Underwriter, as to such matters as the Underwriter shall reasonably request.

         In rendering such opinions, the counsel involved may either (a) rely upon an opinion or opinions, dated as of the Closing Date or the Option Closing Date, as appropriate, of other counsel retained by them or their client as to the laws of any jurisdiction in which counsel is not licensed to practice, provided a copy of each such opinion is delivered to the Underwriter and counsel shall state in their opinion that both they and the Underwriter are justified in relying thereon; or (b) assume that the laws of the jurisdiction in question are identical in all respects material to the opinion being rendered by such counsel, provided that such assumption is expressly disclosed in the opinion. Insofar as such opinions involve factual matters, such counsel may rely, to the extent such counsel deems proper, upon certificates of officers of the Company, its Subsidiaries and the Trust and certificates of public officials.

             (e) At the time this Agreement is executed and also on the Closing Date and the Option Closing Date, as the case may be, there shall be delivered to the Underwriter a letter from Baker, Newman & Noyes, Limited Liability Company, the Company's independent accountants, the first letter to be dated the date of this Agreement, the second letter to be dated the Closing Date, and the third letter to be dated the Option Closing Date, if any, which shall be in form and substance reasonably satisfactory to the Underwriter and shall contain information as of a date within five days of the date of such letter. There shall not have been any change set forth in any letter referred to in this Section 8(e) that makes it impracticable or inadvisable in the judgment of the Underwriter to proceed with the public offering or purchase of the Preferred Securities as contemplated hereby.

             (f) On the Closing Date and on the Option Closing Date, a certificate signed by the Chairman of the Board, the President, a Vice Chairman of the Board or any Executive or Senior Vice President and the principal financial or accounting officer of the Company, dated the Closing Date or the Option Closing Date, as the case may be, to the effect that the signers of such certificate have carefully examined the Registration Statement and this Agreement and that:

                  (i) The representations and warranties of the Offerors in this Agreement are true and correct in all material respects on and as of the Closing Date or the Option Closing Date, as the case may be, with the same effect as if made on the Closing Date or the Option Closing Date, as the case may be, and the Offerors have complied in all material respects with all the agreements and satisfied in all material respects all the conditions on their part to be performed or satisfied at or prior to the Closing Date or the Option Closing Date, as the case may be;

                  (ii) The Commission has not issued an order preventing or suspending the use of the Prospectus or any Preliminary Prospectus or any amendment thereto; no stop order suspending the effectiveness of the Registration Statement has been issued; and, to the knowledge of the respective signatories, no proceeding for that purpose has been instituted or is pending or contemplated under the Securities Act;

                  (iii) Each of the respective signatories of the certificate has carefully examined the Registration Statement, the Prospectus, and any amendments or supplements thereto, and such documents contain all material statements and information required to be made therein, and neither the Registration Statement nor any amendment or supplement thereto includes any untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein not misleading and, since the date on which the Registration Statement was initially filed, no event has occurred that was required to be set forth in an amended or supplemented prospectus or in an amendment to the Registration Statement that has not been so set forth; provided, however, that no representation need be made as to information contained in or omitted from the Registration Statement or any amendment or supplement in reliance upon and in conformity with written information furnished to the Company and the Trust by or on behalf of the Underwriter; and

                  (iv) Since the date on which the Registration Statement was initially filed with the Commission, there has not been any material adverse change or a development involving a prospective material adverse change in the business, properties, financial condition, or earnings of the Company and its Subsidiaries taken as a whole, whether or not arising from transactions in the ordinary course of business, except as disclosed in the Registration Statement as heretofore amended or (but only if the Underwriter expressly consents thereto in writing) as disclosed in an amendment or supplement thereto filed with the Commission and delivered to the Underwriter after the execution of this Agreement; since such date and except as so disclosed or in the ordinary course of business, neither the Company nor any Subsidiary has incurred any liability or obligation, direct or indirect, or entered into any transaction that is material to the Company or such Subsidiary, as the case may be, not contemplated in the Prospectus; since such date and except as so disclosed there has not been any material change in the outstanding capital stock of the Company, or any change that is material to the Company and its Subsidiaries taken as a whole in the short-term debt or long-term debt of the Company or any Subsidiary; since such date and except as so disclosed, neither the Company nor any of its Subsidiaries have incurred any material contingent obligations, and no material litigation is pending or, to their knowledge, threatened against the Company or any Subsidiary; and, since such date and except as so disclosed, neither the Company nor any of its

Subsidiaries have sustained any material loss or interference from any strike, fire, flood, windstorm, accident or other calamity (whether or not insured) or from any court or governmental action, order, or decree.

             (g) Prior to the Closing Date and any Option Closing Date, the Company shall have furnished to the Underwriter such further information, certificates and documents as the Underwriter may reasonably request in connection with the offering of the Preferred Securities.

         If any condition specified in this Section shall not have been fulfilled when and as required to be fulfilled, this Agreement may be terminated by the Underwriter by notice from the Underwriter to the Company at any time without liability on the part of the Underwriter or the Company, except for expenses to be paid by the Company pursuant to Section 7 of this Agreement or reimbursed by the Company pursuant to Section 9 of this Agreement and except to the extent provided in Section 11 of this Agreement.

         9. REIMBURSEMENT OF UNDERWRITER'S EXPENSES. If the sale of the Preferred Securities to the Underwriter on the Closing Date is not consummated because the offering is terminated or indefinitely suspended by the Company or by the Underwriter for any reason permitted by this Agreement, other than the Underwriter's inability to legally act as Underwriter, the Company will reimburse the Underwriter for the Underwriter's reasonable out-of-pocket expenses, including fees and disbursements of its counsel, that shall have been incurred by the Underwriter in connection with the proposed purchase and sale of the Preferred Securities. Any such termination or suspension shall be without liability of any party to the other except that the provisions of this
Section 9, and Sections 7 and 11 of this Agreement shall remain effective and shall apply.

         10. MAINTAIN EFFECTIVENESS OF REGISTRATION STATEMENT. The Underwriter and the Company will use their respective best efforts to prevent the issuance of any stop order or other such order suspending the effectiveness of the Registration Statement and, if such stop order is issued, to obtain the lifting thereof as soon as possible.

         11. INDEMNIFICATION AND CONTRIBUTION.

             (a) The Offerors agree to indemnify and hold harmless the Underwriter and each person, if any, who controls the Underwriter within the meaning of the Securities Act or the Exchange Act, against any losses, claims, damages, expenses, liabilities, or actions in respect thereof ("Claims"), joint or several, to which the Underwriter or each such controlling person may become subject under the Securities Act, the Exchange Act, the Securities Act Regulations, Blue Sky Laws or other federal or state statutory laws or regulations, at common law or otherwise (including payments made in settlement of any litigation, if such settlement is effected with the written consent of the Company, which consent shall not be unreasonably withheld), insofar as such Claims arise out of or are based upon the inaccuracy or breach of any representation, warranty, or covenant of the Company or the Trust contained in this Agreement, any untrue statement or alleged untrue statement of any material fact contained in the Registration Statement, any Preliminary Prospectus, the

Prospectus, or any amendment or supplement thereto, or in any application filed under any Blue Sky Law or other document executed by the Offerors for that purpose or based upon written information furnished by the Offerors and filed in any state or other jurisdiction to qualify or register any or all of the Preferred Securities under the securities laws thereof (any such document, application, or information being hereinafter called a "Blue Sky Application"), or arise out of or are based upon the omission or alleged omission to state in any of the foregoing a material fact required to be stated therein or necessary to make the statements therein not misleading. The Company agrees to reimburse the Underwriter and each such controlling person promptly for any legal fees or other expenses incurred by the Underwriter or any such controlling person in connection with investigating or defending any such Claim or appearing as a third-party witness in connection with any such Claim; provided, however, that the Company will not be liable in any such case to the extent that:

                  (i) Any such Claim arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in the Registration Statement, the Preliminary Prospectus, the Prospectus, or any amendment or supplement thereto or in any Blue Sky Application in reliance upon and in conformity with the written information furnished by or on behalf of the Underwriter to the Offerors expressly for use therein pursuant to
Section 4 of this Agreement; or

                  (ii) Such statement or omission was contained or made in any Preliminary Prospectus and corrected in the Prospectus and (1) any such Claim suffered or incurred by the Underwriter (or any person who controls the Underwriter) resulted from an action, claim, or suit by any person who purchased Preferred Securities that are the subject thereof from the Underwriter in the offering of the Preferred Securities, and (2) the Underwriter failed to deliver a copy of the Prospectus (as then amended if the Offerors shall have amended the Prospectus) to such person at or prior to the confirmation of the sale of such Preferred Securities in any case where such delivery is required by the Securities Act, unless such failure was due to failure by the Company and the Trust to provide copies of the Prospectus (as so amended) to the Underwriter as required by this Agreement.

             (b) The Underwriter agrees to indemnify and hold harmless each of the Offerors, each of their directors, each of their officers who sign the Registration Statement, and each person who controls the Company or the Trust within the meaning of the Securities Act, against any Claim to which the Offerors, or any such director, officer, or controlling person may become subject under the Securities Act, the Exchange Act, the Securities Act Regulations, Blue Sky Laws, or other federal or state statutory laws or regulations, at common law or otherwise (including in settlement of any litigation, if such settlement is effected with the written consent of the Underwriter, which consent shall not be unreasonably withheld), insofar as such Claim arises out of or is based upon any untrue or alleged untrue statement of any material fact contained in the Registration Statement, any Preliminary Prospectus, the Prospectus, or any amendment or supplement thereto, or in any Blue Sky Application, or arises out of or is based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in the Registration Statement, any Preliminary Prospectus, the Prospectus, or any amendment or supplement thereto, or in any Blue Sky Application, in reliance upon and in conformity with the written information furnished by or on behalf of the Underwriter to the Offerors pursuant to Section 4 of this Agreement. The Underwriter will severally reimburse any legal fees or other expenses reasonably incurred by the Offerors, or any such director, officer, or controlling person in connection with investigating or defending any such Claim, and from any and all Claims resulting from failure of the Underwriter to deliver a copy of the Prospectus, if the person asserting such Claim purchased Preferred Securities from the Underwriter and a copy of the Prospectus (as then amended if the Offerors shall have amended the Prospectus) was not sent or given by or on behalf of the Underwriter to such person, if required by law so to have been delivered, at or prior to the written confirmation of the sale of the Preferred Securities to such person, and if the Prospectus (as so amended) would have cured the defect giving rise to such Claim (unless such failure was due to a failure by the Company and the Trust to provide sufficient copies of the Prospectuses (as so amended) to the Underwriter).

             (c) Promptly after receipt by an indemnified party under Sections 11 (a) or (b) of this Agreement of notice of the commencement of any action in respect of a Claim, such indemnified party will, if a Claim in respect thereof is to be made against an indemnifying party under such subsection, notify the indemnifying party in writing of the commencement thereof. In case any such action is brought against any indemnified party, and such indemnified party notifies an indemnifying party of the commencement thereof, the indemnifying party will be entitled to participate in and, to the extent that it may wish, jointly with all other indemnifying parties, similarly notified, assume the defense thereof, with counsel reasonably satisfactory to such indemnified party; provided, however, if the defendants in any such action include both the indemnified party and the indemnifying party and the indemnified party shall have reasonably concluded that there may be legal defenses available to the indemnified party and/or other indemnified parties that are different from or additional to those available to the indemnifying party, the indemnified party or parties shall have the right to select separate counsel to assume such legal defenses and to otherwise participate in the defense of such action on behalf of such indemnified party or parties.

             (d) Upon receipt of notice from the indemnifying party to such indemnified party of the indemnifying party's election to assume the defense of such action and upon approval by the indemnified party of counsel selected by the indemnifying party, the indemnifying party will not be liable to such indemnified party under Sections 11 (a) or (b) of this Agreement for any legal fees or other expenses subsequently incurred by such indemnified party in connection with the defense thereof, unless:

                  (i) the indemnified party shall have employed separate counsel in connection with the assumption of legal defenses in accordance with the proviso to the last sentence of Section 11 (c) hereof (it being understood, however, that the indemnified party shall not be liable for the legal fees and expenses of more than one separate counsel (plus local counsel), approved by the Underwriter if the Underwriter or its controlling persons are the indemnified parties); or

                  (ii) the indemnifying party shall not have employed counsel reasonably satisfactory to the indemnified party to represent the indemnified party within a reasonable time after the indemnified party's notice to the indemnifying party of commencement of the action;

             (e) If the indemnification provided for in this Section 11 is unavailable to an indemnified party or insufficient to hold harmless an indemnified party under Sections 11 (a) or (b) of this Agreement in respect of any Claim referred to therein, then each indemnifying party, in lieu of indemnifying such indemnified party, shall, subject to the limitations hereinafter set forth, contribute to the amount paid or payable by such indemnified party as a result of such Claim:

                  (i) in such proportion as is appropriate to reflect the relative benefits received by the Offerors on the one hand and the Underwriter on the other hand from the offering of the Preferred Securities; or

                  (ii) if the allocation provided by Section 11 (e) (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in Section 11 (e) (i) above, but also the relative fault of the Offerors on the one hand and the Underwriter on the other hand in connection with the statements or omissions that resulted in such Claim, as well as any other relevant equitable considerations.

         The respective relative benefits received by the Offerors on the one hand and the Underwriter on the other hand shall be deemed to be in such proportion that the Underwriter is responsible for that portion of a Claim represented by the percentage that the amount of the Underwriting Commission bears to the public offering price of the Preferred Securities, and the Company (including the Company's directors, officers, and controlling persons) is responsible for the remaining portion of such Claim.

         The relative fault of the Offerors on the one hand and the Underwriter on the other hand shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Offerors on the one hand or the Underwriter on the other hand and the parties' relative intent, knowledge, access to information, and opportunity to correct or prevent such untrue statement or omission. The amount paid or payable by a party as a result of the Claims referred to above shall be deemed to include, subject to the limitations set forth in Sections 11 (c) and
(d) of this Agreement, any legal or other fees or expenses reasonably incurred by such party in connection with investigating or defending any action or claim.

             (f) The Offerors and the Underwriter agree that it would not be just and equitable if contribution pursuant to this Section 11 were determined by pro rata or per capita allocation or by any other method or allocation that does not take into account the equitable considerations referred to in Section 11 (e) of this Agreement. Notwithstanding the other provisions of this Section 11, the Underwriter shall not be required to contribute any amount in excess of the amount by which the total price at which the Preferred Securities underwritten by it and distributed to the public exceeds the amount of any damages which the Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

             (g) The obligations of the Company, the Trust and the Underwriter under this Section 11 shall be in addition to any liability that the Company, the Trust or the Underwriter may otherwise have.

         12. EFFECTIVE DATE. This Agreement shall become effective immediately on the date hereof.

         13. TERMINATION. Without limiting the right to terminate this Agreement pursuant to any other provision hereof, this Agreement may be terminated by the Underwriter prior to the Closing Date and the option from the Trust referred to in Section 3 of this Agreement, if exercised, may be canceled by the Underwriter at any time prior to the Option Closing Date, if:

             (a) The Offerors shall have failed, refused, or been unable, at or prior to the Closing Date or Option Closing Date, as the case may be, to perform any material agreement on its part to be performed hereunder;

             (b) Any other condition to the obligations of the Underwriter hereunder is not fulfilled in all material respects; or

             (c) In the Underwriter's reasonable judgment, payment for and delivery of the Preferred Securities is rendered impracticable or inadvisable because:

                  (i) Additional governmental restrictions, not in force and effect on the date hereof, shall have been imposed upon trading in securities generally or minimum or maximum prices shall have been generally established on any national securities exchange or over-the-counter market, or trading in securities generally shall have been suspended on any national securities exchange or on the Nasdaq Stock Market, or a general banking moratorium shall have been established by federal or state authorities;

                  (ii) Any event shall have occurred or shall exist that makes untrue or incorrect in any material respect any statement or information contained in the Registration Statement or that is not reflected in the Registration Statement but should be reflected therein to make the statements or information contained therein not misleading in any material respect; or

                  (iii) Any outbreak or escalation of major hostilities or other national or international calamity or any substantial change in political, financial or economic conditions shall have occurred or shall have accelerated to such extent, in the Underwriter's reasonable judgment, as to have a material adverse effect on the general securities market of the United States or make it impracticable or inadvisable to proceed with completion of the sale and payment for the Preferred Securities as provided in this Agreement.

         Any termination pursuant to this Section 13 shall be without liability on the part of the Underwriter to the Company or on the part of the Company to the Underwriter (except for expenses to be paid by the Company pursuant to Section 7 of this Agreement or reimbursed by the Company pursuant to Section 9 of this Agreement and except as to indemnification and contribution to the extent provided in Section 11 of this Agreement).

         14. REPRESENTATIONS AND INDEMNITIES TO SURVIVE DELIVERY. The respective indemnity and contribution agreements of the Company and the Underwriter, and the representations, warranties, covenants, other written statements of the Offerors and of their directors and officers set forth in or made pursuant to this Agreement will remain in full force and effect, regardless of any investigation made by or on behalf of the Underwriter, the Offerors, or any of its or their partners, officers, directors, or any controlling person, as the case may be, and will survive delivery of and payment for the Preferred Securities sold hereunder. The respective indemnity and contribution agreements of the Company and the Underwriter, the provisions of Section 7(a) and Section 9 of this Agreement, and the representations and warranties of the Offerors will survive the termination or cancellation of this Agreement.

         15. NOTICES. All communications hereunder shall be in writing and, if sent to the Underwriter, will be mailed, delivered, or telecopied (with receipt confirmed) to Advest, Inc., at One Rockefeller Plaza, 20th Floor, New York, NY 10020, Attention: Thomas G. Rudkin, Managing Director (Fax No. (212) 584-4292) with a copy to William W. Bouton, III, Tyler Cooper & Alcorn, LLP, City Place, Hartford, CT 06103-3488, (Fax No. (860) 278-3802); and if sent to the Company or the Trust will be mailed, delivered, or telecopied (with receipt confirmed) to Northeast Bancorp, 232 Center Street, Auburn, ME 04210, Attention: James D. Delamater, President and CEO (Fax No. (207) 777-5936) with a copy to Richard A. Denmon, Carlton, Fields, Ward, Emmanuel, Smith & Cutler, P.A.,One Harbour Place, 777 South Harbor Island Boulevard, Tampa FL 33602 (Fax No. (813) 229-4133).

         16. SUCCESSORS. This Agreement will inure to the benefit of and be binding upon the parties hereto and their respective successors or assigns, and to the benefit of the directors and officers (and their personal representatives) and controlling persons referred to in Section 11 of this Agreement, and no other person shall acquire or have any right or obligation hereunder. The terms "successors" or "assigns," as used in this Agreement, shall not include any purchaser of the Preferred Securities from any Underwriter merely by reason of such purchase.

         17. PARTIAL UNENFORCEABILITY. If any section, subsection, clause, or provision of this Agreement is for any reason determined to be invalid or unenforceable, such determination shall not affect the validity or enforceability of any other section, subsection, clause, or provision hereof.

         18. APPLICABLE LAW. This Agreement shall be governed by and construed in accordance with the internal laws of the State of New York.

         19. ENTIRE AGREEMENT. This Agreement embodies the entire agreement among the parties hereto with respect to the transactions contemplated herein, and there have been and are no agreements among the parties with respect to such transactions other than as set forth or provided for herein.

         20. COUNTERPARTS. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which taken together shall constitute one and the same instrument.


                   [SIGNATURES APPEAR ON THE FOLLOWING PAGE]

         If the foregoing is in accordance with your understanding of our agreement, kindly sign and return to us the enclosed counterparts hereof, whereupon it will become a binding agreement among the Company, the Trust and the Underwriter in accordance with its terms.

                                          Very truly yours,


                                          NORTHEAST BANCORP

                                          By:
                                             ----------------------------------

                                          Title:
                                                -------------------------------


                                          NBN CAPITAL TRUST

                                          By:       NORTHEAST BANCORP
                                                    as Depositor

                                          By:
                                             ----------------------------------

                                          Title:
                                                -------------------------------


                                          ADVEST, INC.

                                          By:
                                             ----------------------------------

                                          Title:
                                                -------------------------------

                                   EXHIBIT A

The opinion of special counsel to the Company to be delivered pursuant to
Section 8(d) (i) of the Underwriting Agreement shall be substantially to the effect that:

         1. The Company is a corporation existing and in good standing under the laws of the State of Maine, with requisite corporate power and authority to own its properties and conduct its business as described in the Registration Statement, except for such power and authority the absence of which would not have a Material Adverse Effect, and is registered as unitary thrift holding company with the Office of Thrift Supervision.

         2. Each Subsidiary of the Company has been duly incorporated or organized and is validly existing as a corporation or savings and loan association in good standing under the laws of the jurisdiction of organization, with full corporate power and authority to own, lease, and operate its properties and conduct its business as described in the Registration Statement; the Company and each Subsidiary are qualified to do business as foreign corporations under the corporation laws of each jurisdiction in which the Company or such Subsidiary, as the case may be, owns or leases properties, has an office, or in which business is conducted and such qualification is required, except where the failure to so qualify would not have a Material Adverse Effect.

         3. The Company has full corporate power and authority to execute, deliver, and perform the Underwriting Agreement; the Underwriting Agreement has been duly authorized, executed and delivered by the Company, and constitutes a legal, valid, and binding obligation of the Company and is enforceable against each of the Company and the Trust in accordance with its terms.

         4. The Trust Agreement has been duly authorized, executed and delivered by the Company, and is a valid and binding obligation of the Company, enforceable against the Company in accordance with its terms.

         5. The Guarantee Agreement has been duly authorized, executed and delivered by the Company and is a valid and binding obligation of the Company enforceable against the Company in accordance with its terms.

         6. The Indenture has been duly authorized, executed and delivered by the Company, has been duly qualified under the Trust Indenture Act, and is a valid and binding agreement of the Company, enforceable against the Company in accordance with its terms.

         7. The Subordinated Debentures have been duly authorized, executed and delivered by the Company and when duly authenticated in accordance with the Indenture and delivered and paid for in accordance with the Debenture Purchase Agreement, will be valid and binding obligations of the Company, entitled to the benefits of the Indenture and enforceable against the Company in accordance with their terms.

         8. The Trust is not an "investment company" or an entity "controlled" by an "investment company," as such terms are defined in Investment Company Act of 1940, as amended.

         9. The statements set forth in the Registration Statement under the captions "Supervision and Regulation," "Description of Preferred Securities," "Description of Junior Subordinated Debentures," "Description of Guarantee" and "Relationship Among the Preferred Securities, the Junior Subordinated Debentures and the Guarantee," insofar as they purport to describe the provisions of the laws referred to therein, fairly summarize the legal matters described therein.

         10. The statements of law or legal conclusions and opinions set forth in the Registration Statement under the caption "Certain Federal Income Tax Consequences," subject to the assumptions and conditions described therein, constitute such counsel's opinion.

         11. The Registration Statement was declared effective under the Securities Act as of the date and time specified in such opinion and, to such counsel's knowledge and information, no stop order suspending the effectiveness of the Registration Statement has been issued under the Securities Act and no proceedings therefor have been initiated or threatened by the Commission.

         12. The Registration Statement and the Prospectus and any amendment or supplement thereto made by the Company prior to the Closing Date or any Option Closing Date (other than the financial statements and financial and statistical data included therein, as to which no opinion need be rendered), when it or they became effective or were filed with the Commission, as the case may be, and in each case at the Closing Date or any Option Closing Date, complied as to form in all material respects with the requirements of the Securities Act, the Trust Indenture Act and the applicable rules and regulations under said acts.

         13. Except as disclosed or contemplated by the Registration Statement, such counsel knows of no material legal or governmental proceedings pending to which the Company or any Subsidiary is a party or of which any property of the Company or any Subsidiary is the subject which would affect the consummation of the transactions contemplated in this Agreement, the Indenture or the Preferred Securities; and such counsel knows of no such proceedings which are threatened or contemplated by governmental authorities or threatened by others.

         14. Such counsel knows of no contracts, indentures, mortgages, loan agreements, notes, leases or other instruments required to be described in the Registration Statement or to be filed as exhibits thereto other than those described therein or filed or incorporated by reference as exhibits thereto, and such instruments as are summarized in the Registration Statement are fairly summarized in all material respects.

         15. To counsel's knowledge, no approval, authorization, consent, registration, qualification or other order of any public board or body is required in connection with the execution and delivery of this Agreement, the Trust Agreement, the Guarantee Agreement, and the Indenture or the issuance and sale of the Preferred Securities or the consummation by the

Company of the other transactions contemplated by this Agreement, the Trust Agreement, the Guarantee Agreement, or the Indenture, except such as have been obtained under the Securities Act, the Exchange Act and the Trust Indenture Act or such as may be required under the blue sky or securities laws of various states in connection with the offering and sale of the Preferred Securities (as to which such counsel need express no opinion).

         16. The execution and delivery of this Agreement, the Trust Agreement, the Guarantee Agreement, and the Indenture, the issue and sale of the Preferred Securities and the Subordinated Debentures, the compliance by the Company with the provisions of the Preferred Securities, the Subordinated Debentures, the Indenture and this Agreement and the consummation of the transactions herein and therein contemplated will not conflict with or constitute a breach of, or default under, the articles of incorporation or bylaws of the Company or a breach or default under any contract, indenture, mortgage, loan agreement, note, lease or other instrument known to such counsel to which either the Company or any Subsidiary is a party or by which any of them or any of their respective properties may be bound except for such breaches as would not have a Material Adverse Effect, nor will such action result in a violation on the part of the Company or any Subsidiary of any applicable law or regulation or of any administrative, regulatory or court decree known to such counsel.

         Counsel will also provide a representation that, although counsel will not pass on or assume any responsibility for the accuracy, completeness, or fairness of the statements contained in the Registration Statement or Prospectus and although counsel has not undertaken to verify independently the accuracy or completeness of the statements in the Registration Statement or Prospectus, nothing has come to counsel's attention to lead it to believe that:
(i) the Registration Statement (other than the financial statements and financial and statistical data included therein, as to which no opinion need be rendered), at the time it became effective, contained any untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements contained therein, not misleading, or (2) the Prospectus (other than the financial statements and financial and statistical data included therein, as to which no opinion need be rendered), at the time it was filed with the Commission or at the Closing Date or any Option Closing Date, contained any untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements contained therein, in the light of the circumstances under which they were made, not misleading.

                                   EXHIBIT B

The opinion of counsel to the Trust Company and Trust Delaware to be delivered pursuant to Section 8(d) (ii) of the Underwriting Agreement shall be substantially to the effect that:

         1. The Trust Company is duly incorporated and is validly existing in good standing as a banking corporation with trust powers under the laws of the State of New York.

         2. The Indenture Trustee has the requisite power and authority to execute, deliver and perform its obligations under the Indenture, and has taken all necessary corporate action to authorize the execution, delivery and performance by it of the Indenture.

         3. The Guarantee Trustee has the requisite power and authority to execute, deliver and perform its obligations under the Guarantee Agreement, and has taken all necessary corporate action to authorize the execution, delivery and performance by it of the Guarantee Agreement.

         4. The Property Trustee has the requisite power and authority to execute and deliver the Trust Agreement, and has taken all necessary corporate action to authorize the execution and delivery of the Trust Agreement.

         5. Each of the Indenture and the Guarantee Agreement has been duly executed and delivered by the Indenture Trustee and the Guarantee Trustee, respectively, and constitutes a legal, valid and binding obligation of the Indenture Trustee and the Guarantee Trustee, respectively, enforceable against the Indenture Trustee and the Guarantee Trustee, respectively in accordance with its respective terms, except that certain payment obligations may be enforceable solely against the assets of the Trust and except that such enforcement may be limited by bankruptcy, insolvency, reorganization, moratorium, liquidation, fraudulent conveyance and transfer or other similar laws affecting the enforcement of creditors' rights generally, and by general principles of equity, including, without limitation, concepts of materiality, reasonableness, good faith and fair dealing (regardless of whether such enforceability is considered in a proceeding in equity or at law), and by the effect of applicable public policy on the enforceability of provisions relating to indemnification or contribution.

         6. The Subordinated Debentures delivered on the date hereof have been duly authenticated by the Indenture Trustee in accordance with the terms of the Indenture.

                                   Exhibit C


                   (LETTERHEAD OF RICHARDS, LAYTON & FINGER)

                               ____________, 1999


ADVEST, INC.
One Rockefeller Plaza, 20th Floor
New York, New York 10020

         RE: NBN Capital Trust

Ladies and Gentlemen:

         We have acted as special Delaware counsel for Northeast Bancorp, a Maine corporation (the "Company"), and NBN Capital Trust, a Delaware business trust (the "Trust"), in connection with the matters set forth herein. At your request, this opinion is being furnished to you.

         For purposes of giving the opinions hereinafter set forth, our examination of documents has been limited to the examination of originals or copies of the following:

         (a) The Certificate of Trust of the Trust, dated as of _________, 1999 (the "Certificate"), as filed in the office of the Secretary of State of the State of Delaware (the "Secretary of State") on ________, 1999;

         (b) The Trust Agreement of the Trust, dated as of ________,1999, among the Company, as depositor, and the trustees of the Trust named therein;

         (c) The Amended and Restated Trust Agreement of the Trust, dated as of ___________, 1999 (including Exhibits A, C and D thereto) (the "Trust Agreement"), among the Company, as depositor, the trustees of the Trust named therein (the "Trustees"), the administrators named therein and the holders, from time to time, of undivided beneficial interests in the assets of the Trust;

         (d) The Underwriting Agreement, dated _________, 1999, among the Company, the Trust and ADVEST, INC. (the "Underwriting Agreement");

ADVEST, INC.
_________, 1999
Page 2



         (e) The Prospectus, dated _________, 1999 (the "Prospectus"), relating to the ___% Preferred Securities of the Trust, representing undivided beneficial interests in the assets of the Trust (each, a "Preferred Security" and collectively, the "Preferred Securities"); and

         (f) A Certificate of Good Standing for the Trust, dated _______, 1999, obtained from the Secretary of State.

         Capitalized terms used herein and not otherwise defined in the Trust Agreement.

         For purposes of this opinion, we have not reviewed any documents other than the documents listed in paragraphs (a) through (f) above. In particular, we have not reviewed any document (other than the documents listed in paragraphs (a) through (f) above) that is referred to in or incorporated by reference into the documents reviewed by us. We have assumed that there exists no provision in any document that we have not reviewed that is inconsistent with the opinions stated herein. We have conducted no independent factual investigation of our own but rather have relied solely upon the foregoing documents, the statements and information set forth therein and the additional matters recited or assumed herein, all of which we have assumed to be true, complete and accurate in all material respects.

         With respect to all documents examined by us, we have assumed (i) the authenticity of all documents submitted to us as originals, (ii) the conformity with the originals of all documents submitted to us as copies or forms, and
(iii) the genuineness of all signatures.

         For purposes of this opinion, we have assumed (i) that the Trust Agreement constitutes the entire agreement among the parties thereto with respect to the subject matter thereof, including with respect to the creation, operation and termination of the Trust, and that the Trust Agreement and the Certificate are in full force and effect and have not been amended, (ii) except to the extent as provided in paragraph 1 below, the due creation, due formation or due organization, as the case may be, and valid existence in good standing of each party to the documents examined by us under the laws of the jurisdiction governing its creation, formation or organization, (iii) the legal capacity of each natural person who is a party to the documents examined by us,
(iv) except to the extent provided in paragraphs 2 and 4 below, that each of the parties to the documents examined by us has the power and authority to execute and deliver, and to perform its obligations under, such documents, (v) except to the extent provided in paragraph 5 below, that each of the parties to the documents examined by us has duly authorized, executed and delivered such documents, (vi) the receipt by each Person to whom a Preferred Security is to be issued by the Trust (the "Preferred Security Holders") of a Preferred Securities Certificate for the Preferred Security and the payment for the Preferred Security acquired by it, in accordance with the Trust Agreement, and as described in the Prospectus, (vii) that the Preferred Securities

ADVEST, INC.
__________, 1999
Page 3


are issued and sold to the Preferred Security Holders in accordance with the Trust Agreement, and as described in the Prospectus, (viii) the receipt by the Person (the "Common Security Holder") to whom a Common Security of the Trust representing common undivided beneficial interests in the assets of the Trust (each, a "Common Security" and collectively, the "Common Securities") (the Common Securities and the Preferred Securities are hereinafter collectively referred to as the "Trust Securities") is to be issued by the Trust of a Common Securities Certificate for the Common Security and the payment for the Common Security acquired by it, in accordance with the Trust Agreement, and as described in the Prospectus, and (ix) that the Common Securities are issued and sold to the Common Security Holder in accordance with the Trust Agreement, and as described in the Prospectus. We have not participated in the preparation of the Prospectus and assume no responsibility for its contents.

         This opinion is limited to the laws of the State of Delaware (excluding the securities laws of the State of Delaware), and we have not considered and express no opinion on the laws of any other jurisdiction, including federal laws and rules and regulations relating thereto. Our opinions are rendered only with respect to Delaware laws and rules, regulations and orders thereunder that are currently in effect.

         Based upon the foregoing, and upon our examination of such questions of law and statutes of the State of Delaware as we have considered necessary or appropriate, and subject to the assumptions, qualifications, limitations and expectations set forth herein, we are of the opinion that:

         1. The Trust has been duly created and is validly existing in good standing as a business trust under the Delaware Business Trust Act, and all filings required under the laws of the State of Delaware with respect to the creation and valid existence of the Trust as a business trust have been made.

         2. Under the Delaware Business Trust Act and the Trust Agreement, the Trust has the trust power and authority to own its property and to conduct its business, all as described in the Prospectus.

         3. The Trust Agreement constitutes a valid and binding obligation of the Company and the Trustees, and is enforceable against the Company and the Trustees, in accordance with its terms.

         4. Under the Delaware Business Trust Act and the Trust Agreement, the Trust has the trust power and authority (i) to execute and deliver, and to perform its obligations

ADVEST, INC.
___________, 1999
Page 4

under, the Underwriting Agreement, and (ii) to issue and perform its obligations under the Trust Securities.

         5. Under the Delaware Business Trust Act and the Trust Agreement, the execution and delivery by the Trust of the Underwriting Agreement, and the performance by the Trust of its obligations thereunder, have been duly authorized by all necessary trust action on the part of the Trust.

         6. The Preferred Securities have been duly authorized by the Trust Agreement and are duly and validly issued and, subject to the qualifications set forth herein, fully paid and nonassessable undivided beneficial interests in the assets of the Trust and are entitled to the benefits of the Trust Agreement. The Preferred Security Holders, as beneficial owners of the Trust, will be entitled to the same limitation of personal liability extended to stockholders of private corporations for profit organized under the General Corporation Law of the State of Delaware. We note that the Preferred Security Holders may be obligated, pursuant to the Trust Agreement, (i) to provide indemnity and/or security in connection with and pay taxes or governmental charges arising from transfers or exchanges of Preferred Securities Certificates and the issuance of replacement Preferred Securities Certificates, and (ii) to provide security or indemnity in connection with requests of or directions to the Property Trustee to exercise its rights and powers under the Trust Agreement.

         7. Under the Delaware Business Trust Act and the Trust Agreement, the issuance of the Trust Securities is not subject to preemptive rights.

         8. The Common Securities have been duly authorized by the Trust Agreement and are duly and validly issued undivided beneficial interests in the assets of the Trust and are entitled to the benefits of the Trust Agreement.

         9. The issuance and sale by the Trust of the Trust Securities, the purchase by the Trust of the Junior Subordinated Debentures, the execution, delivery and performance by the Trust of the Underwriting Agreement, the consummation by the Trust of the transactions contemplated by the Underwriting Agreement and the compliance by the Trust with its obligations thereunder will not violate (i) any of the provisions of the Certificate or the Trust Agreement, or (ii) any applicable Delaware law or Delaware administrative regulation.

         The opinion expressed in paragraph 3 above is subject, as to enforcement, to the effect upon the Trust Agreement of (i) bankruptcy, insolvency, moratorium, receivership, reorganization, liquidation, fraudulent conveyance or transfer and other similar laws relating to or affecting the rights and remedies of creditors generally, (ii) principles of equity, including

ADVEST, INC.
___________, 1999
Page 5

applicable law relating to fiduciary duties (regardless of whether considered and applied in a proceeding in equity or at law), and (iii) the effect of applicable public policy on the enforceability of provisions relating to indemnification or contribution.

         We consent to your relying as to matters of Delaware law upon this opinion in connection with the Underwriting Agreement. We also consent to Carlton, Fields, Ward, Emmanuel, Smith & Cutler, P.A.'s and Tyler Cooper & Alcorn, LLP's relying as to matters of Delaware law upon this opinion in connection with opinions to be rendered by them on the date hereof pursuant to the Underwriting Agreement. Further, we consent to Bankers Trust Company's and Bankers Trust (Delaware)'s relying as to matters of Delaware law upon this opinion in connection with the matters set forth herein. Except as stated above, without our prior written consent, this opinion may not be furnished or quoted to, or relied upon by, any other Person for any purpose.

                                  Very truly yours,

                                   Exhibit D

                (LETTERHEAD OF RICHARD, LAYTON & FINGER, P.A.)





                             ______________, 1999




ADVEST, INC.
One Rockefeller Plaza, 20th Floor
New York, New York 10020

     Re: NBN Capital Trust

Ladies and Gentlemen:

         We have acted as Delaware counsel to Bankers Trust (Delaware), a Delaware banking corporation ("Bankers Trust"), in connection with NBN Capital Trust (the "Trust"), a Delaware business trust created pursuant to a Certificate of Trust of the Trust, dated as of ________________, 1999, as filed in the office of the Secretary of State of the State of Delaware on ______________, 1999, and the Trust Agreement of the Trust, dated as of
______________, 1999, as amended and restated by the Amended and Restated Trust Agreement of the Trust, dated as of ______________, 1999 (the "Trust Agreement"), by and among Northeast Bancorp, a Maine corporation (the "Company"), as depositor, the trustees of the Trust named therein, the administrators named therein and the holders, from time to time, of undivided beneficial interests in the assets of the Trust. This opinion is being delivered to you pursuant to Section 8(d)(iv) of the Underwriting Agreement, dated ______________, 1999, among the Company, the Trust and ADVEST, INC. Capitalized terms used herein and not otherwise defined are used as defined in, or by reference in, the Trust Agreement.

         We have examined a copy of the Trust Agreement. We have also examined originals or copies of such other documents and such corporate records, certificates and other statements of governmental officials and corporate officers and other representatives of the corporations or entities referred to herein as we have deemed necessary or appropriate for the purposes of this opinion. Moreover, as to certain facts material to the opinions expressed herein, we have relied upon the representations and warranties contained in the documents referred to in this paragraph.

ADVEST, INC.
____________, 1999
Page 2


         Based upon the foregoing and upon an examination of such questions of law as we have considered necessary or appropriate, and subject to the assumptions, exceptions and qualifications set forth below, we advise you that, in our opinion:

         1. Bankers Trust is duly incorporated and is validly existing in good standing as a banking corporation with trust powers under the laws of the State of Delaware.

         2. Bankers Trust has the requisite power and authority to execute and deliver the Trust Agreement, and has taken all necessary corporate action to authorize the execution and delivery of the Trust Agreement.

         The foregoing opinions are subject to the following assumptions, exceptions and qualifications:

         A. We are admitted to practice law in the State of Delaware and we do not hold ourselves out as being experts on the law of any other jurisdiction. The foregoing opinions are limited to the laws of the State of Delaware (excluding state securities or blue sky laws), and we have not considered and express no opinion on the laws, rules and regulations of any other jurisdiction. We express no opinion with respect to federal laws (including, without limitation, federal securities laws).

         B. We have assumed the due authorization, execution and delivery by the parties thereto (other than Bankers Trust) of the Trust Agreement and that each such party has the power and authority to execute, deliver and perform such document.

         C. We have assumed that all signatures on documents submitted to us are genuine, that all documents submitted to us as originals are authentic and that all documents submitted to us as copies or specimens conform with the originals, which facts we have not independently verified.

         D. We express no opinion as to the creation, attachment, perfection or priority of any mortgage or security interest or as to the nature or validity of title to any property.

         This opinion may be relied upon by you in connection with the matters set forth herein. Otherwise, without our prior written consent, this opinion may not be furnished or quoted to, or relied upon by, any other person or entity for any purpose.

                                   Very truly yours,